Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-196992) of Golar LNG Limited of our report dated April 29, 2016 (except for Note 35, as to which the date is November 10, 2016) with respect to the consolidated financial statements of Golar LNG Limited, and our report dated April 29, 2016 (except for the effect of the material weakness described in the sixth paragraph of our report as to which the date is November 10, 2016) with respect to the effectiveness of internal control over financial reporting of Golar LNG Limited, included in this Annual Report (Form 20-F/A) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
London, England
November 10, 2016

Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-196992) of Golar LNG Limited of our reports dated April 29, 2016, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Golar LNG Partners LP, included in the Annual Report (Form 20-F) of Golar LNG Partners LP for the year ended December 31, 2015, filed with the Securities and Exchange Commission, and incorporated by reference in this Annual Report (Form 20-F/A) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
London, England
November 10, 2016